AMENDED AND RESTATED BYLAWS
                                       OF
                       FIRST NIAGARA FINANCIAL GROUP, INC


                            ARTICLE I - STOCKHOLDERS
                            ---------   ------------


     Section 1. Annual Meeting.  An annual meeting of the stockholders,  for the
     ---------  ---------------
election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

     Section 2.  Special  Meetings.  Subject to the rights of the holders of any
     ---------   ------------------
class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

     Section 3. Notice of Meetings.  Written notice of the place, date, and time
     ---------  -------------------
of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4.  Quorum.  At any meeting of the  stockholders,  the holders of a
     ---------   -------
majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the Article 4 of the Corporation's Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.


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     If a quorum shall fail to attend any  meeting,  the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 5.  Organization.  Such person as the Board of  Directors  may have
     ---------   -------------
designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, the Chief Executive Officer or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section  6.  Conduct  of  Business.  (a) The  chairman  of any  meeting  of
     ----------   ----------------------
stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal office of the Corporation not less than ninety
(90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting

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in accordance  with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

     (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only: (i) by or at the direction of the Board of Directors or; (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal office of the Corporation not less than ninety
(90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice of nomination
(x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall declare to the meeting and the defective nomination shall be disregarded.

     Section 7. Proxies and Voting.  At any meeting of the  stockholders,  every
     ---------  -------------------
stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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    All voting,  including  on the election of Directors  but  excepting  where otherwise required by law or by the governing documents of the Corporation, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Certificate of Incorporation or by law, all other matters shall be determined by a majority of the votes present and cast at a properly called meeting of stockholders.

     Section 8. Stock List. A complete list of stockholders  entitled to vote at
     ---------  -----------
any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section  9.  Consent of  Stockholders  in Lieu of  Meeting.  Subject to the
     ----------   ----------------------------------------------
rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                         ARTICLE II - BOARD OF DIRECTORS
                         ----------   ------------------

     Section 1.  General  Powers,  Number and Term of Office.  The  business and
     ---------   --------------------------------------------
affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time-to-time by resolution so designate. The Board of Directors shall annually elect a Chairman

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of the Board from among its  members  who shall,  when  present,  preside at its meetings. At its option, the Board may also annually elect a Vice Chairman of the Board from among its members, who shall have such authorities and responsibilities as determined by the Board.

     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

     Section 2. Chairman of the Board. The Chairman of the Board shall,  subject
     ---------  ----------------------
to the provisions of these Bylaws and to the direction of the Board of Directors, serve in a general executive capacity and, when present, shall preside at all meetings of the Board of Directors or the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that authorized. In these Bylaws, the term "Inside Chairman" is defined as a Chairman of the Board who also serves as a salaried officer of the Company or one of its affiliates. The term "Outside Chairman" is defined as a Chairman of the Board who does not serve as a salaried officer of the Company or one of its affiliates. If the Chairman of the Board is an Inside Chairman, he or she shall be a voting ex-officio member of all committees of the Board of Directors except the Audit, Governance/Nominating and Compensation committees. If the Chairman of the Board is an Outside Chairman, he or she shall be a voting ex-officio member of all committees of the Board of Directors.

     Section 3. Chairman of the Executive Committee.  At its annual meeting, the
     ---------  ------------------------------------
Board of Directors shall elect from among its members a Chairman of the Executive Committee, except that an Inside Chairman may not serve as Chairman of the Executive Committee. If the Chairman of the Board is an Inside Chairman, the Chairman of the Executive Committee shall serve as chairman during Executive Sessions of the Board, sit ex-officio on all committees of the Board, provide leadership to outside Board members, and carry out other duties as requested by the Board in its governance.

     Section 4. Vacancies and Newly Created Directorships. Subject to the rights
     ---------  ------------------------------------------
of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall

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hold office for a term expiring at the annual meeting of  stockholders  at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

     Section  5.  Regular  Meetings.  Each  regular  meetings  of the  Board  of
     ----------   ------------------
Directors shall be held at such place, on such date, and at such time as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

     Section 6. Special Meetings. Special meetings of the Board of Directors may
     ---------  -----------------
be called by one-third of the Directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board or the Chairman of the Executive Committee and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 7. Quorum. At any meeting of the Board of Directors,  a majority of
     ---------  -------
the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 8.  Participation in Meetings By Conference  Telephone.  Members of
     ---------   ---------------------------------------------------
the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 9. Conduct of Business.  At any meeting of the Board of  Directors,
     ---------  --------------------
business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section  10.  Powers.  The Board of  Directors  may,  except  as  otherwise
     -----------   -------
required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1)  To declare dividends from time to time in accordance with law;

     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

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     (3)  To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (4) To remove any Officer of the Corporation with or without cause, and from time-to- time to devolve the powers and duties of any Officer upon any other person;

     (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

     (6) To adopt from time-to-time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (7) To adopt from time-to-time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

     (8) To adopt from time-to-time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

     Section 11.  Compensation  of Directors.  Directors,  as such, may receive,
     ----------   ---------------------------
pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

     Section  12.  Directors'  Age  Limitation  and  Directors  Emeriti.  Unless
     -----------   -----------------------------------------------------
otherwise approved by a 2/3 vote of the Board of Directors, no person shall be eligible for initial election as a Director who is sixty-five (65) years of age or more. The office of a director shall become vacant on the last day of the month in which such director reaches his or her seventieth (70th) birthday.

                            ARTICLE III - COMMITTEES
                            -----------   ----------

     Section 1. Committee of the Board of Directors.  The Board of Directors, by
     ---------  ------------------------------------
a vote of a majority of the Whole Board, may from time-to-time designate committees of the Board, including those committees described in these bylaws, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place,

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

the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2. Conduct of Business. Each committee may determine the procedural
     ---------  --------------------
rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (a) of the members shall constitute a quorum unless the committee shall consist of one
(1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

     Section 3. The Executive Committee. Executive Committee shall consist of at
     ---------  ------------------------
least five Directors and shall include the Chairman of the Board, the President and additional Directors elected annually by vote of a majority of the Whole Board.

     If any member of the Executive Committee shall be absent from any meeting of the committee, the Chairman of the Executive Committee may designate some other Director, other than one serving as a salaried officer, to act as a member of the committee at that meeting. In the event that there shall be a vacancy in the office of Chairman of the Board, then and in that event, such other additional Director or Directors as may be needed to obtain the full complement of five members shall be elected by the Board of Directors to serve until the vacancy is filled, or until the next annual meeting of the Board of Directors. Any member of the Executive Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the Whole Board of Directors.

     Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the committee may be called by the Chairman of the Executive Committee, or at any time by any two members of the committee, upon twenty-four (24) hours' notice by mail, in person, or by facsimile or telephone. The Executive Committee shall meet at least once in each thirty (30) day period in which the Board of Directors does not meet. The notice of a special meeting of the committee, however given, shall state the time and place, where the meeting is to be held and the business which is to be presented, and no business other than that stated in the notice shall be transacted at said meeting. The Executive Committee may make rules for the regulation of its meetings and proceedings not inconsistent with these Bylaws.

     At least four members of the Executive Committee, including designees designated to act for an absent member or members of the committee, shall be necessary for a quorum at any meeting of the committee. Attendance by Alternate Directors shall constitute membership on the Executive Committee for determining quorum requirements. Action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Any action required or permitted to be taken by the Executive

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

Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

     Except as otherwise provided herein, the Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority may be limited by resolution adopted by a majority of the Whole Board of Directors or by applicable law.

     Section 4. The  Governance/Nominating  Committee. The Governance/Nominating
     ---------  --------------------------------------
Committee shall consist of not less than three (3) members of the Board of Directors, all of whom shall be Independent Directors and one of whom shall be the Chairman of the Board. The Committee members shall be elected annually by vote of a majority of the Board of Directors, or in the case of the filling of a vacancy (such vacancy, in every case to be filled by an existing Independent Director) at any regular or special meeting of the Board of Directors. The Governance/Nominating Committee shall have authority to establish guidelines for Board composition, research and present to the Board qualified candidates for election to the Board, review expiring terms of Board members and make appropriate recommendations for re-election, evaluate the effectiveness of the Board, Board committees and Board meetings, and periodically review the Board's governance guidelines.

     Section 5. The Audit  Committee.  The Audit Committee shall consist of four
     ---------  ---------------------
or more Directors, all of whom shall be Independent Directors of the Company or its affiliates, who shall be elected to the Audit Committee annually by vote of a majority of the Board of Directors, or in the case of the filling of a vacancy (such vacancy, in every case to be filled by an existing Independent Director) at any regular or special meeting of the Board of Directors. The Audit Committee shall assist the Board of Directors in fulfilling its obligation to oversee the appropriateness of accounting policies and the Company's procedures and controls. In performing its functions, the Audit Committee shall utilize the expertise of the Company's Internal Audit Department under the direction of the Internal Auditor. The Audit Committee shall hold formal meetings with the Internal Auditor on a quarterly basis.

     Section 6. The Compensation  Committee.  The  Compensation  Committee shall
     ---------  ----------------------------
consist of three or more Directors, all of whom shall be Independent Directors of the Company or its affiliates, who shall be elected to the Compensation Committee annually by vote of a majority of the Board of Directors, or in the case of the filling of a vacancy (such vacancy in every case to be filled by an existing Independent Director) at any regular or special meeting of the Board of Directors. The Compensation Committee shall meet as needed and shall review, administer and approve Director and executive compensation programs, benefits and other related matters.

     Section 7. Miscellaneous.  For purposes of Article III of these Bylaws, the
     ---------  --------------
term "Independent Director" shall mean a director who is determined by the Board of Directors to be independent under the Nasdaq corporate governance listing standards and the Company's Governance Guidelines. In addition to the foregoing, for purposes of service on the Audit Committee, the term "Independent Director" shall also encompass the standard of independence set forth in Securities and Exchange Commission Rule 10A-3.

                              ARTICLE IV - OFFICERS
                              ----------   --------

     Section  1.  Generally.  (a)  The  Board  of  Directors  as  soon as may be
     ----------   ----------
practicable after the annual meeting of stockholders, shall choose a President and Chief Executive Officer, one or more Vice Presidents, and a Secretary and from time to time may choose such other Officers as it may deem proper. Any number of offices may be held by the same person.

     (b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.

     (c) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

     Section 2. President and Chief Executive  Officer.  The President and Chief
     ---------  ---------------------------------------
Executive Officer (the "President") shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of President and Chief Executive Officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers, employees and agents of the Corporation.

     Section 3. Vice  President.  The Vice  President or Vice  Presidents  shall
     ---------  ----------------
perform the duties of the President in his or her absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

     Section 4. Secretary.  The Secretary or an Assistant  Secretary shall issue
     ---------  ----------
notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President. At its option, the Board of Directors may appoint a Secretary of the Board, who may be a person other than the Secretary and who may or may not be an officer of the Corporation. If so appointed, the Secretary of the Board shall issue notices of all meetings of the Board and all committees of the Board where notices of such meetings are required by applicable law or these Bylaws; attend all meetings of the Board in place of the Secretary; record, prepare and maintain the minutes of all Board meetings; and perform such other duties as the Board shall prescribe.

     Section 5. Assistant Secretaries and Other Officers. The Board of Directors
     ---------  -----------------------------------------
may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

     Section 6. Action with Respect to Securities of Other Corporations.  Unless
     ---------  --------------------------------------------------------
otherwise directed by the Board of Directors, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to, any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V - STOCK
                                ---------   -----

     Section 1.  Certificates of Stock.  Each stockholder shall be entitled to a
     ---------   ----------------------
certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 2.  Transfers of Stock.  Transfers of stock shall be made only upon
     ---------   -------------------
the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3. Record Date.  In order that the  Corporation  may  determine the
     ---------  ------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section  4. Lost,  Stolen or  Destroyed  Certificates.  In the event of the
     ----------  ------------------------------------------
loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Regulations. The issue, transfer, conversion and registration of
     ---------  ------------
certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES

     Section 1. Notices.  Except as otherwise  specifically  provided  herein or
     ---------  --------
required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the U.S. mails, postage prepaid, or by sending such notice by facsimile transmission or by courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission or other courier, shall be the time of the giving of the notice.

     Section  2.  Waivers.  A  written  waiver  of  any  notice,   signed  by  a
     ----------   --------
stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII - MISCELLANEOUS

     Section 1. Facsimile  Signatures.  In addition to the provisions for use of
     ---------  ----------------------
facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 2.  Corporate  Seal.  The Board of Directors may provide a suitable
     ---------   ----------------
seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or an assistant to the Chief Financial Officer.

     Section 3. Reliance  upon Books, Reports and Records.  Each Director,  each
     ---------  ------------------------------------------
member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 4.  Fiscal  Year.  The fiscal year of the  Corporation  shall be as
     ---------   -------------
fixed by the Board of Directors.

     Section 5. Time  Periods.  In applying any  provision of these Bylaws which
     ---------  --------------
requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                            ARTICLE VIII - AMENDMENT
                            ------------   ---------

     The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change is given not less than two days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders, provided notice of the proposed change was given in the Notice of the Meeting; provided, however, that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock Designation or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.


Amended and Restated as of January 2, 2006






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